SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 1)*

Delek US Holdings, Inc.
(Name of Issuer)

Common Stock, par value $.01 per share
(Title of Class of Securities)

24665A103
(CUSIP Number)

Jesse A. Lynn, Esq.
General Counsel
Icahn Enterprises L.P.
16690 Collins Avenue, Suite PH-1
Sunny Isles Beach, FL 33160
(305) 422-4131

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

January 14, 2021
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

The Schedule 13D filed with the Securities and Exchange Commission on March 19, 2020 (the “Schedule 13D”), by CVR Energy, Inc., IEP Energy LLC, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.01 per share (“Shares”), of Delek US Holdings, Inc. (the “Issuer”), is hereby amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following at the end thereof:

On January 14, 2021, CVI delivered a letter to the Chairman of the Board of the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CVR ENERGY, INC. AND AFFILIATES FROM THE STOCKHOLDERS OF DELEK US HOLDINGS, INC. FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELEK US HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2021.

Item 7. Material to be Filed as Exhibits

1 Letter to the Chairman of the Board of the Issuer dated January 14, 2021.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: January 14, 2021

CVR ENERGY, INC.

By: /s/ Tracy Jackson
Name: Tracy Jackson
Title: Executive Vice President and Chief Financial Officer

IEP ENERGY LLC
By: IEP Energy Holding LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

IEP ENERGY HOLDING LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN BUILDING LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

BECKTON CORP.

By: /s/ Irene March
Name: Irene March
Title: Vice President

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Amendment No. 1 to Schedule 13D – Delek US Holdings, Inc.]

                     January 14, 2021

Via email
Uzi Yemin
Chairman of the Board
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027

Re: Request for Nominations

Dear Uzi:

I am writing on behalf of CVR Energy, Inc., the owner of approximately 15% of the outstanding common stock of Delek US Holdings, Inc. As you are no doubt aware, there have been persistent market rumors regarding our supposed interest in acquiring Delek. To set the record straight, we have no interest in doing so. When we first started acquiring our position in Delek, we believed the stock was undervalued and thought the company could present a good synergistic acquisition opportunity for CVR. However, due to the dramatic changes in the industry since that time, we believe we would achieve significantly greater results for our shareholders by devoting capital to internal higher return projects, such as the recently announced repurposing of our Wynnewood refinery for renewable diesel production, or by pursuing diversification opportunities with potential PADD 4 refinery acquisitions. But we continue to believe Delek’s stock is undervalued and that the company would benefit greatly from a board refreshment and a renewed focus on value enhancing ideas, such as prioritizing free cash flow over growth, monetizing retail and focusing on core refineries while exiting from others, as further outlined in this letter.

As the largest stockholder of Delek, we believe Delek desperately needs new strategic direction, and we would like to work collaboratively with you to replace three of your nominees at Delek’s upcoming 2021 Annual Meeting of Stockholders with three highly qualified and independent nominees proposed by CVR. We believe our nominees would offer a fresh perspective, and that their extensive industry experience would help to realign Delek’s operating and capital decisions and overall strategy to better fit today’s refining and business environments. We expect these nominees, if elected, would urge a more prudent business model favoring a competitive asset base focused on financial discipline and cash flow generation, including the following actions we think are critical given the current industry outlook:

•
Cease Delek’s refining operations at the Krotz Springs and El Dorado refineries and convert them to terminals, renewable diesel production or for other purposes. In our view, neither Krotz Springs nor El Dorado have feedstock or refined product pricing advantages nor the prospects for consistently generating free cash flow. Additionally, the two plants will require significant amounts of capital for turnarounds, regulatory compliance and equipment upgrades and replacements. The poor market position and competitive economics of these two refineries reduce the value of the overall entity for stockholders. Many industry players have recently made the difficult decision to close smaller, uncompetitive refineries or repurpose them for other activities during 2020, yet Delek continues to spend significant amounts on these assets, even accelerating the turnaround spend on Krotz Springs in the fourth quarter. We consider it a waste of company resources – both cash and the attention of management – to continue supporting these two plants as refining facilities, as well as other assets that are not core to Delek’s refining business. We believe management should focus all of its attention, capital investment and logistics assets on the Big Springs and Tyler refineries, and instead consider repurposing Krotz Springs and/or El Dorado or other locations to pursue renewable diesel production.

•
Cease Delek’s pattern of dropping down core refining assets into Delek Logistics Partners, LP at value-destroying prices. We consider several of Delek’s recent drop downs to Delek Logistics to have been done at values which are not market-based, and which improperly shift value from Delek to Delek Logistics to the detriment of Delek stockholders. Moreover, history has shown that many refiners who dropped down core refining assets into logistics MLPs ultimately had to unwind these transactions later and were constrained at the refinery level for asset reconfigurations. A logistics business that is solely focused on the core refineries will strengthen the competitive position of the two refineries and make the cash flow stream of the logistics’ assets more predictable and valuable.

•
Sell Delek’s retail business at current high prices while retaining wholesale marketing. Recent retail sales have reflected healthy multiples. Proceeds from a sale of Delek’s retail assets, while retaining wholesale marketing supply, could be used to buy the 20% of limited partnership interests in Delek Logistics currently held by the public without experiencing earnings dilution and while strengthening Delek’s balance sheet. Buying in the minority stake of Delek Logistics would also eliminate costs to support a second public entity. This step has been taken by a number of other refining companies in the past three years as the attractiveness to investors of refining logistics MLPs has faded. Holly Energy Partners is a good case study of what happens to refining logistics MLPs over time.

•
Exit non-core supply and trading activities and discontinue all other activities that add no value to Delek’s core refining business. Delek should focus on initiatives like building access to the Arizona fuels market from Big Springs where product prices command a significant premium and reducing other activities that are neither competitive nor complimentary to Delek’s core business.

•
Simplify Delek’s corporate structure and reduce G&A expense significantly. We consider Delek’s expenses to be excessive compared to its peers. We estimate Delek’s general and administrative expense as a percentage of gross profit is nearly double that of its peers, at 27% compared to 15%. We consider Delek to be improperly retaining a number of non-core assets that consume company resources such as recurring capital investment, senior management attention and bloated overhead. Given Delek’s significantly higher relative overhead compared to its peers, Delek must increase financial discipline and reduce expense. Its stated reduction initiatives do not go far enough, and further cuts to non-essential spend are critical. Selling non-core assets, suspending non-core businesses and reducing Delek’s asset portfolio should provide significant additional cost savings potential.

We are confident our nominees will bring much needed new and independent perspectives to Delek’s board, and will help to better position Delek for success in any refining environment, to the benefit of all Delek stockholders. Delek’s latest proxy statement states that “[t]he Governance Committee will also consider nominees for directors recommended by our stockholders and will evaluate each such nominee using the same criteria used to evaluate director candidates identified by the Governance Committee.” As such, we expect that you will take prompt action to consider and seat our three highly qualified and independent nominees. We are optimistic that you will find that their skills and experiences will provide a much-needed upgrade to the current makeup of the board. We are currently considering all of our options and reserve the right to bring this matter directly before Delek’s stockholders at the upcoming Annual Meeting should you refuse to resolve our request amicably.

Please promptly confirm Delek’s agreement to accept our request to replace three of Delek’s intended director nominees with CVR’s proposed nominees, and provide us your form Director & Officer Questionnaire by email to LegalServices@CVREnergy.com at your earliest convenience, but in no case later than the close of business on January 21, 2021. Following receipt of this form, we will provide you additional information regarding the identity, experience and background of our proposed nominees.

Sincerely,

CVR ENERGY, INC.

David L. Lamp
President and Chief Executive Officer

Additional Information and Where to Find it; Participants in the Solicitation

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CVR ENERGY, INC. AND AFFILIATES FROM THE STOCKHOLDERS OF DELEK US HOLDINGS, INC. FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELEK US HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2021.

IMPORTANT DISCLOSURE INFORMATION

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SECURITIES OF DELEK US HOLDINGS, INC. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. THE ACTUAL PERFORMANCE AND RESULTS OF DELEK US HOLDINGS, INC. MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR LONG POSITIONS, OR INCREASE OUR LONG EXPOSURE BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING DELEK US HOLDINGS, INC. WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW).

THE INFORMATION CONTAINED ABOVE IS NOT AND SHOULD NOT BE CONSTRUED AS INVESTMENT ADVICE AND DOES NOT PURPORT TO BE AND DOES NOT EXPRESS ANY OPINION AS TO THE PRICE AT WHICH THE SECURITIES OF DELEK US HOLDINGS, INC. MAY TRADE AT ANY TIME. THE INFORMATION AND OPINIONS PROVIDED ABOVE SHOULD NOT BE TAKEN AS SPECIFIC ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. INVESTORS SHOULD MAKE THEIR OWN DECISIONS REGARDING DELEK US HOLDINGS, INC. AND THEIR PROSPECTS BASED ON SUCH INVESTORS’ OWN REVIEW OF PUBLICLY AVAILABLE INFORMATION AND SHOULD NOT RELY ON THE INFORMATION CONTAINED ABOVE. NEITHER CVR ENERGY, INC. NOR ANY OF ITS AFFILIATES ACCEPTS ANY LIABILITY WHATSOEVER FOR ANY DIRECT OR CONSEQUENTIAL LOSS HOWSOEVER ARISING, DIRECTLY OR INDIRECTLY, FROM ANY USE OF THE INFORMATION CONTAINED ABOVE.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predictions of or indications of future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward- looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the sections entitled “Risk Factors” in Delek US Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 as well as the factors identified in Delek US Holdings, Inc.’s other public filings. Such forward-looking statements should therefore be considered in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.